UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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Statera Biopharma, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
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October 12, 2021
To Our Stockholders:
You are cordially invited to attend the 2021 annual meeting of stockholders of Statera Biopharma, Inc. to be held at 10:00 a.m. Eastern Time on November 9, 2021 in virtual format only via live audio webcast, rather than at any physical location. Details regarding the meeting, the business to be conducted at the meeting, and information about Statera Biopharma, Inc. that you should consider when you vote your shares are described in this proxy statement.
At the annual meeting, five persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the selection of Turner, Stone & Company, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 and to approve an amendment to our equity incentive plan to increase the number of shares we will have the authority to grant under the plan. The board of directors recommends a vote “FOR” each of the five nominees to our board of directors and “FOR” each of the other proposals. Such other business will be transacted as may properly come before the annual meeting.
Due to concerns regarding the current public health crisis related to the novel coronavirus, or COVID-19, and the health and wellbeing of our stockholders, employees and directors, we will hold our annual meeting in virtual format only via live audio webcast instead of holding the meeting in Fort Collins, Colorado or at any physical location. You or your proxyholder may participate, vote and examine our stockholder list at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/STAB2021 and using the control number provided with your proxy materials.
We hope you will be able to attend the virtual annual meeting. Whether you plan to attend the annual virtual meeting or not, it is important that you cast your vote either electronically at the meeting or by proxy. Regardless of the number of shares you own, please vote your shares as soon as possible electronically over the Internet, by mobile device, or by signing, dating and returning the proxy card included with a paper copy of the proxy statement as promptly as possible. Electronic voting is fast and easy. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. The Company intends to commence distribution of the proxy materials to stockholders on or about October 12, 2021.
Thank you for your continued support of Statera Biopharma, Inc. We look forward to virtually seeing you at the annual meeting.
Sincerely,

Michael K. Handley
Chairman of the Board of Directors

Statera Biopharma, Inc.
October 12, 2021
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TIME:	10:00 a.m. Eastern Time
DATE:	November 9, 2021
PLACE:	www.virtualshareholdermeeting.com/STAB2021
PURPOSES:
1.	To elect five directors to serve one-year terms expiring at the 2022 Annual Meeting;
2.	To ratify the selection of Turner, Stone & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.
To approve an amendment to the Company’s Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan by 3,000,000 shares and to remove the limit on the maximum number of shares covered by an award that may be issued in any calendar year; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of Statera Biopharma, Inc. common stock at the close of business on September 30, 2021, the record date. A list of stockholders of record will be available at www.virtualshareholdermeeting.com/STAB2021 and, during the 10 days prior to the annual meeting, at our principal executive offices located at 2537 Research Boulevard, Suite 201, Fort Collins, CO 80526.
All stockholders as of the record date are cordially invited to attend the annual meeting. Whether you plan to attend the virtual annual meeting or not, we urge you to vote and submit your proxy by Internet, by mobile device, or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before your shares are voted at the meeting.
BY ORDER OF THE BOARD OF DIRECTORS

Statera Biopharma, Inc.
2537 Research Boulevard, Suite 201
Fort Collins, CO 80526
(888) 613-8802
PROXY STATEMENT FOR THE

STATERA BIOPHARMA, INC.

2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2021
This proxy statement, along with the accompanying notice of the 2021 Annual Meeting of Stockholders, contains information about the 2021 Annual Meeting of Stockholders of Statera Biopharma, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. Eastern Time, on November 9, 2021, in virtual format only at www.virtualshareholdermeeting.com/STAB2021.
In this proxy statement, we refer to Statera Biopharma, Inc. as “Statera Biopharma,” “the Company,” “we,” “us” and “our.”
Our board of directors is soliciting proxies through this proxy statement for use at the annual meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 9, 2021
This proxy statement and our 2021 annual report to stockholders are available for viewing, printing, and downloading at www.virtualshareholdermeeting.com/STAB2021. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2020, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Investors” section of our website at http://www.staterabiopharma.com/investors/. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:
Statera Biopharma, Inc.
2537 Research Boulevard, Suite 201
Fort Collins, CO 80526
Attention: Corporate Secretary
Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
The board of directors of Statera Biopharma, Inc. is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders to be in virtual format at www.virtualshareholdermeeting.com/STAB2021, on November 9, 2021, at 10:00 a.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 because you owned shares of Statera Biopharma, Inc. common stock on September 30, 2021, the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about October 12, 2021.
Who can vote?
Only stockholders who owned our common stock at the close of business on September 30, 2021 (the “record date”) are entitled to vote at the Annual Meeting. On the record date, there were 32,095,520 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.
Who can attend the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.
How Can I Attend the Annual Meeting and why is the Company holding the Annual Meeting in a Virtual-Only Format?
We have monitored the COVID-19 pandemic closely and have determined that holding an in-person annual meeting could pose a risk to the health and safety of our stockholders, employees and directors, and will instead hold a virtual annual meeting rather than a meeting in Fort Collins, Colorado or at any physical location. You will be able to vote and submit your questions at www.virtualshareholdermeeting.com/STAB2021 during the meeting.
To attend and participate in the virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders will need to visit www.virtualshareholdermeeting.com/STAB2021 and use the 16-digit Control Number on your proxy card or voting instruction form provided by your bank, broker or other nominee. We encourage stockholders to log in to this website and access the webcast before the virtual Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the virtual Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/STAB2021. Please note you will only be able to attend, participate and vote in the Annual Meeting using this website.
How many votes do I have?
Each share of our common stock that you own entitles you to one vote.
How do I vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via mobile device or over the Internet. You may specify whether your shares should be voted for all, or withheld from all, or some, of the nominees for director and whether your shares should be voted for, against or abstained with respect to proposals 2 and 3. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the board of directors as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:
•	By Internet. Follow the instructions included in the proxy card included with a paper copy of the proxy statement to vote by Internet.
•
By mobile device using smartphone or tablet. If you choose to vote by mobile device, scan the QR Code imprinted on the proxy card using either a smartphone or table and you will be taken directly to the Internet voting site.

•	By mail (if you received a paper copy of the proxy materials by mail). Please sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope that has been provided to you.
•
Electronically at the meeting. If you attend the virtual Annual Meeting, you may vote electronically at the Annual Meeting. To attend, you must go to the meeting website at www.virtualshareholdermeeting.com/STAB2021 and enter the16-digit control number found on your proxy card. Please note you will only be able to attend, participate and vote in the Meeting using this website.

Internet and mobile device voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on November 8, 2021.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted by proxy. Internet voting also may be offered to stockholders owning shares through certain banks and brokers. You may also attend the virtual Annual Meeting by visiting the meeting website at www.virtualshareholdermeeting.com/STAB2021 and entering the 16-digit control number found on the voting instruction form sent to you by your bank, broker or other holder of record.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, a “stockholder of record” and this proxy statement has been sent directly to you by us.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name” and this proxy statement has been forwarded to you by your bank, broker, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other holder of record on how to vote your shares by using the proxy card or the voting instruction card included with a paper copy of the proxy statement or by following their instructions for voting on the Internet.
Have other candidates been nominated for election as directors at the Annual Meeting?
No.
How does the board of directors recommend that I vote on the proposals?
The board of directors recommends that you vote as follows:
•	“FOR” the election of the nominees for director;
•	“FOR” the ratification of the selection of Turner, Stone & Company, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
•
“FOR” the resolution approving an amendment to the Company’s equity incentive plan to increase the number of shares of common stock that we will have authority to grant under the plan by 3,000,000 shares and to remove the limit on the maximum number of shares covered by an award that may be issued in any calendar year.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
May I change or revoke my proxy?
If you give us your proxy and you are the holder of record of Statera Biopharma shares, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or mobile device as instructed above;
•	by notifying the Corporate Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or
•
by attending the virtual Annual Meeting and voting electronically. Attending the virtual Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by Internet, mobile device, or paper proxy card, is the one that will be counted.
If you are a beneficial holder (and hold your shares in “street name” through a bank, broker or other nominee), you should contact your bank, broker or other nominee to revoke your proxy or change your vote in accordance with their instructions.
What if I receive more than one proxy card?
You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares are voted.
Will my shares be voted if I do not vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote?”. If your shares are held in street name and you do not provide voting instructions to the bank, broker, or other nominee that holds your shares as described above, the bank, broker, or other nominee that holds your shares has the authority to vote your non-voted shares only on the ratification of the selection of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.
A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What vote is required to approve each proposal and how are votes counted?
Proposal	Required Vote	Page Number (for more details)
Proposal 1: Election of directors
The nominees for director who receive the most “FOR” votes (also known as a “plurality” of the votes cast) will be elected You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Because this election is uncontested, votes that are withheld will have no effect on the election of the directors. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
27

Proposal 2: Ratify Selection of Turner, Stone & Company, LLP as Independent Registered Public Accounting Firm
More “FOR” votes than “AGAINST” votes

The affirmative vote of a majority of the shares cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ non-voted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Turner, Stone & Company, LLP as our independent registered public accounting firm for 2021, the Audit Committee of our board of directors will reconsider its selection.
28

Proposal 3: Approve an Amendment to the Company’s Equity Incentive Plan
More “FOR” votes than “AGAINST” votes

The affirmative vote of a majority of the shares cast for this proposal is required to approve the amendment to the Company’s equity incentive plan to increase the number of shares of common stock that we will have authority to grant under the plan by three million shares and to remove the limit on the maximum number of shares covered by an award that may be issued in any calendar year. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
30

Could stockholders introduce other proposals to be voted on at the Annual Meeting?
As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.
Could other matters be decided at the Annual Meeting?
As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.
What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors, officers, and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees, officers and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their customers and to obtain authority to execute proxies. We will then reimburse them for their expenses. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $20,000 in total.
What constitutes a quorum for the Annual Meeting?
The presence, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Who are the persons selected by the board of directors to serve as proxies?
Michael K. Handley, Peter Aronstam and Taunia Markvicka, the persons named as proxies on the proxy card accompanying the paper copy of this proxy statement, were selected by the board of directors to serve in such capacity. Mr. Handley is the Company’s chief executive officer and president, Mr. Aronstam is the Company’s chief financial officer and Ms. Markvicka is the Company’s chief operating officer.
Who will count the votes?
The Company has designated a representative of Broadridge Financial Solutions, Inc. as the Inspector of Election who will tabulate the votes.
Am I entitled to appraisal rights?
No. Holders of the Company’s common stock will not be entitled to exercise appraisal or dissenters’ rights under Delaware law with respect to any matter to be voted upon at the Annual Meeting.
Is there a list of stockholders entitled to vote at the Annual Meeting?
Yes. A list of the stockholders of record entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing October 29, 2021, and continuing through the date of the Annual Meeting, at our principal offices located at 2537 Research Boulevard, Suite 201, Fort Collins, Colorado 80526.
Can I access the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders on the Internet?
Our Annual Report to Stockholders for the year ended December 31, 2020, containing financial and other information pertaining to us, is being furnished to stockholders with this proxy statement. The notice of annual meeting of stockholders, proxy statement and Annual Report to Stockholders are available on our website at www.staterabipharma.com under the link “Investors” and will be available during the meeting at www.virtualshareholdermeeting.com/STAB2021.

Where and when will the Annual Meeting be held?
The Annual Meeting will be held at 10:00 a.m., Eastern Time, on November 9, 2021, in virtual format only at www.virtualshareholdermeeting.com/STAB2021. You need not attend the Annual Meeting in order to vote.
What is “Householding”?
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements, information statements and Notices of Internet Availability of Proxy Materials. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental Stock Transfer & Trust Company, by calling their toll free number, 1-866-894-0537, and we will promptly deliver a separate copy to you. Conversely, if you share an address with another stockholder of Statera Biopharma and together both of you would like to receive only a single set of proxy materials, follow these instructions:
•
If your shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at 1-866-894-0537 or writing them at 17 Battery Place, 8th Floor, New York, New York 10004, Attn: Proxy Department.

•
If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm, and your account number.

Can I receive Company stockholder communications via electronic delivery?
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save the Company the cost of producing and mailing these documents by:
•	following the instructions provided when you vote over the Internet; or
•	going to www.virtualshareholdermeeting.com/STAB2021 and following the instructions provided.
Who can help answer my additional questions about the proposals and other matters discussed in the is proxy statement?
If you have questions about the proposals or other matters discussed in this proxy statement, you may contact the Company by mail at 2537 Research Boulevard, Suite 201, Fort Collins, Colorado 80526, Attention: Corporate Secretary, or our proxy solicitor, The Proxy Advisory Group, at (212) 616-2181.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 6, 2021 for (a) the executive officers named in the Summary Compensation Table in the section titled “Executive Officer and Director Compensation,” (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) stockholders that beneficially owned more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by a person or group within 60 days of October 6, 2021 pursuant to the exercise of options or warrants to be outstanding and beneficially owned by such person or group for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 32,095,520 shares of common stock outstanding on October 6, 2021.
Name	Outstanding Shares Beneficially Owned	Rights to Acquire Beneficial Ownership	Total Shares Beneficially Owned	Percent
5% or greater shareholders			—
David Davidovich(1)	6,459,948	—	6,459,948	20.1%

Directors and Named Executive Officers
Michael K. Handley	463,156	—	463,156	1.4%
Steve Keith Barbarick	—	5,000(2)	5,000	*
Taunia Markvicka, PharmD., M.B.A.	100,000	—	100,000	*
Randy S. Saluck, J.D., MBA	140	25,390(3)	25,530	*
Lea Verny	—	5,000(4)	5,000	*
Peter Aronstam, B.Com., LL.B., Ph.D.	220,719	—	220,719	*
Clifford A. Selsky, M.D., Ph.D.	158,599	—	158,599	*
Robert W. Buckheit, Jr., Ph.D.	607,278	—	607,278	1.9%
Cozette McAvoy, J.D., M.S.	95,160	—	95,160	*
Andrei Gudkov, Ph.D., D. Sci.	75,869	20,766(5)	96,635	*
Christopher Zosh	—	425(6)	425
Langdon Miller, M.D.	10,000	—(7)	10,000	*
All executive officers and directors as a group (10 persons)	1,720,921	56,156	1,777,077	5.5%
*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)
David Davidovich reported sole voting and dispositive power with respect to 6,459,948 shares of our common stock in a Statement on Schedule 13D filed with the SEC on July 21, 2015. Mr. Davidovich's address is APT 3, 21 Manresa Road, London, United Kingdom, SW3 SLZ.

(2)
These shares of common stock are to be issued pursuant to vesting of restricted stock units within 60 days of October 6, 2021. Upon vesting, Mr. Barbarick will have sole voting and investment power over such shares.

(3)
These shares of common stock can be acquired through the exercise of options that are directly owned by Mr. Saluck or are to be issued pursuant to vesting of restricted stock units within 60 days of October 6, 2021. Upon acquisition or vesting, Mr. Saluck will have sole voting and investment power over such shares.

(4)
These shares of common stock are to be issued pursuant to vesting of restricted stock units within 60 days of October 6, 2021. Upon vesting, Ms. Verny will have sole voting and investment power over such shares.

(5)
These shares of common stock can be acquired through the exercise of options that are directly owned by Mr. Gudkov. Upon acquisition, Mr. Gudkov will have sole voting and investment power over all such shares.

(6)
These shares of common stock can be acquired through the exercise of options that are directly owned by Mr. Zosh. Upon acquisition, Mr. Zosh will have sole voting and investment power over such shares. Mr. Zosh remains the Vice President of Finance, however, effective upon the closing of the Merger, he ceased being an executive officer.

(7)
These shares of common stock can be acquired through the exercise of options that are directly owned by Dr. Miller. Upon acquisition, Dr. Miller will have sole voting and investment power over all such shares. Dr. Miller resigned from the Company effective upon the closing of the Merger.

Change of Control of the Company
Merger with Cytocom Inc.
As previously disclosed, on July 27, 2021, the Company, High Street Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Cytocom Inc., a Delaware corporation (“Old Cytocom”), completed our previously announced merger transaction. The merger transaction was completed pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 16, 2020, pursuant to which Merger Sub merged with and into Old Cytocom, with Old Cytocom continuing as our wholly owned subsidiary and the surviving corporation of the merger (the “Merger”). In connection with the closing of the Merger, Old Cytocom was renamed “Cytocom Subsidiary Inc.” and we are now known as “Statera Biopharma, Inc.” Under the exchange ratio formula set forth in the Merger Agreement, the parties determined that approximately 18.5 million shares of the Company’s common stock were to be issued in exchange for Old Cytocom’s securities, resulting in former Old Cytocom securityholders collectively owning or holding rights to acquire approximately 54% of the outstanding shares of our common stock on a fully diluted basis and the stockholders of the Company as of immediately prior to the effective time of the Merger owning or holding rights to acquire approximately 46% of our outstanding shares of common stock on a fully diluted basis. No cash consideration was paid. Additionally, as a result of the closing of the Merger, the board of directors consists of five members, three of whom were designated by Old Cytocom. Several of Old Cytocom’s executive officers, including Mr. Handley, Mr. Aronstam, Ms. Markvicka and Ms. McAvoy, became executive officers of the Company. Accordingly, a change of control of the Company took place at the effective time of the Merger.
Investment Agreement with David Davidovich
As previously disclosed, on July 9, 2015, we closed a private placement transaction with David Davidovich, a venture capital investor, pursuant to which the Company issued and sold to Mr. Davidovich an aggregate of 6,459,948 shares of the Company’s common stock, for an aggregate purchase price of approximately $25 million, or $3.87 per share, under the terms of the Securities Purchase Agreement between the Company and Mr. Davidovich, dated June 24, 2015 (the “Davidovich Purchase Agreement”). Under the Davidovich Purchase Agreement, Mr. Davidovich also had the right to nominate for election to the board of directors a majority of directors until such time as he no longer held a majority of the issued and outstanding common stock of the Company. As a result of the closing of the issuance and sale of the shares to Mr. Davidovich under the terms of the Davidovich Purchase Agreement, Mr. Davidovich assumed effective control of the Company through his ownership of approximately 60% of our outstanding shares of common stock at that time and his right to nominate for election to the board of directors a majority of our directors. Following additional issuances of our common stock during the fiscal years ending December 31, 2020 and 2019, Mr. Davidovich no longer holds a majority of the issued and outstanding common stock of the Company, as a result of which he no longer has the contractual ability under the Davidovich Purchase Agreement to select a majority of the nominees to stand for election to board of directors each year. As a result of the issuance of the shares to the holders of Old Cytocom in the Merger, which reduced Mr. Davidovich’s ownership of our outstanding common stock to approximately 20%, and the changes in the composition of the board of directors and management, Mr. Davidovich ceases to be a control person of the Company.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who beneficially own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. As a matter of practice, we assist our executive officers and non-employee directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf.
Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that all Reporting Persons complied with all applicable filing requirements in fiscal 2021, except that due to an administrative error Michael Handley filed a past due Form 4 reporting the acquisition of 268,609 shares of our common stock upon closing of the Merger.

MANAGEMENT AND CORPORATE GOVERNANCE
The Board of Directors
On September 28, 2021, our board of directors voted to re-nominate Michael K. Handley, Steve Keith Barbarick, Taunia Markvicka, Randy Saluck and Lea Verny for election at the Annual Meeting for a term of one year to serve until the 2022 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.
Set forth below are the names of all of the persons nominated to become our directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to the conclusion of the board of directors at the time of filing of this proxy statement that each nominee should serve as a director is set forth below. There are no family relationships between or among any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.
Name	Age	Position with the Company
Michael K. Handley	50	Chairman of the Board; President and Chief Executive Officer
Steve Keith Barbarick(1)	53	Director
Taunia Markvicka	53	Director; Chief Operating Officer
Randy S. Saluck(1)	56	Vice Chairman of the Board
Lea Verny(1)	56	Director
(1)	Member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
Michael K. Handley. Mr. Handley became a director and Chief Executive Officer and President of the Company upon the closing of the Company’s merger with Old Cytocom. He also serves as Chief Executive Officer and director of Old Cytocom, positions he has held since April 2020. Beginning in the spring of 2021, Mr. Handley has also been serving as chief executive officer and chairman of Sparta Healthcare Acquisition Corp., a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the healthcare industry. Mr. Handley also serves on the board of directors of Makamer, Inc., a private company, and as a manager of Palmera Singapore LLC, a private company. Previously, Mr. Handley served as Chief Executive Officer and director of Immune Therapeutics, from July 2019 through March 2020. From 2012 through 2018, Mr. Handley served as Chief Executive Officer and director of Armis Biopharma, a development-stage healthcare company, where Mr. Handley was responsible for day-to-day operations, executing a profitable growth strategy, obtaining global product approvals, overseeing intellectual property strategy, product commercialization, business development and financing. Mr. Handley founded Vessix Vascular, Inc. in 2011 and served as Vice President of Clinical, Quality and Regulatory until 2012. Mr. Handley was also Global Head of Regulatory at Acclarent, Inc. from 2010 to 2011. Prior to this, he was Vice President of Regulatory and Chief Compliance Officer of Spectranetics (Nasdaq: SPNC) a medical device company, from 2007 until 2010. Mr. Handley was the Chief Executive Officer and Vice President of Business development, Quality and Regulatory at Accelapure Corporation, a biotechnology company, from 2005 until 2007. Mr. Handley expanded his executive skill set as a Senior Management Consultant in the healthcare field at Pittiglio Rabin Todd & McGrath (now PricewaterhouseCoopers) from 2004 until 2005. Prior to beginning his business career, Mr. Handley spent several years in various consulting and drug development roles at the public biotech companies Genentech, Inc. (Nasdaq: DNA), Amgen Inc. (Nasdaq: AMGN) and Gliatech Inc. (formerly Nasdaq: GLIA). Mr. Handley graduated cum laude from Colorado State University with Bachelor of Science degrees in molecular biology, exercise physiology and minors in chemistry, and neurobiology in 1995. Mr. Handley earned an M.B.A. from The Graziadio Business School at Pepperdine University in 2001. Mr. Handley’s in-depth knowledge of the Company and its programs, as well as his prior experience in the biopharmaceutical industry, make him a valuable member of the board.
Steve Keith Barbarick. Mr. Barbarick was appointed as a director upon the closing of the Company’s merger with Old Cytocom. Since 2019, Mr. Barbarick has acted as a consultant to clients in the retail industry. Prior to that, Mr. Barbarick served as President and Chief Operating Officer of Tractor Supply Company from

August 2018 to September 2019. Prior to his promotion to President and Chief Operating Officer of Tractor Supply Company, Mr. Barbarick served as President and Chief Merchandising Officer from May 2016 to August 2018; Executive Vice President, Chief Merchandising Officer from March 2015 to May 2016; Executive Vice President, Merchandising and Marketing from September 2012 to March 2015; Senior Vice President, Merchandising from February 2011 to September 2012; Vice President, Merchandising from June 2009 to February 2011; and Vice President and Divisional Merchandise Manager from 2003 to June 2009. Mr. Barbarick served as a director on the board of At Home Group Inc. (NYSE: HOME) from July 2018 until August 2021 and currently serves on the board of Manna Pro LLC, a private company. Prior to this, Mr. Barbarick served on the Board of Trustees of the National 4-H Council from 2014 to 2017. Mr. Barbarick received a Bachelor of Science in psychology from the University of Missouri in 1990. He went on to receive a Teaching Certificate in secondary education from the University of Missouri in 1991. Mr. Barbarick’s extensive operations, merchandising and strategic development experience contributed to the conclusion of the board of directors that he should serve as a director of the combined company.
Taunia Markvicka, PharmD, M.B.A. Dr. Markvicka became a director and Chief Operating Officer of the Company upon the closing of the Company’s merger with Old Cytocom. Dr. Markvicka also serves as Chief Operating Officer of Old Cytocom, a position she has held since November 2020. Dr. Markvicka previously served as Chief Operating Officer of Polypid Ltd. (Nasdaq: PYPD), a pharmaceutical company, from April 2019 until October 2020. Prior to this, Dr. Markvicka served as Chief Commercial Officer at Symbiomix Therapeutics, a pharmaceutical company focusing on the development of gynecologic drugs from March 2016 to July 2020. Dr. Markvicka has also served as Chief Commercial Officer of Pacira Biosciences, Inc. (Nasdaq: PCRX), from 2008 until 2016, where she assisted in the successful commercial launch of EXPAREL®. Dr. Markvicka has held commercial leadership positions with Advantage Healthcare, The Medicines Company, and Allergan plc (NYSE: AGN), and she served on the board of directors of Cormedix Inc. (NASDAQ: CRMD) from 2014 to 2017. Dr. Markvicka earned a Bachelor’s degree in pharmacy from Creighton University and went on to complete a doctorate in pharmacy at the University of Nebraska Medical Center. Dr. Markvicka completed a post-doctoral fellowship with Rutgers University and Sandoz Pharmaceuticals. She went on to earn an M.B.A.at St. Joseph’s University. Dr. Markvicka’s extensive experience with the commercialization of drug products and as Chief Commercial Officer of several companies has contributed to the conclusion of the board of directors that she should continue serving as a director of the Company.
Randy S. Saluck. J.D., MBA. Mr. Saluck previously served as one of our directors from May 2013 until April 2016 and was subsequently reappointed to the board of directors in July 2016 to fill a vacancy. Since then, he has been reelected as a directly annually. In August of 2021, Mr. Saluck was elected Vice Chairman of our board of directors. Since 2017, Mr. Saluck has been the Chief Executive Officer and a Director of Libertas Funding LLC, a company focused on providing funding for small- and medium-sized businesses. Mr. Saluck also serves on the board of directors of Sparta Healthcare Acquisition Corp., a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the healthcare industry. From 2015 to 2018, Mr. Saluck was part-time Chief Financial Officer and General Counsel of Convexity Scientific, LLC, a private medical device company on whose board he served from February 2016 to October 2017 as a director. From 2005 to 2017, Mr. Saluck was the Managing Member of Mortar Rock Capital Management, LLC and the Portfolio Manager of Mortar Rock Capital LP, a value-oriented investment fund. From 2014 to 2018, Mr. Saluck served as the Chief Strategic Officer of Accelerated Pharma, Inc., a company focused on genomic technology to develop drugs for oncology and other indications. From 2002 to 2005, Mr. Saluck was a portfolio manager at the investment fund of Meisenbach Capital, LP and, from 2000 to 2002, Mr. Saluck was a senior analyst at Tyndall Partners, LLC, which invested in value-oriented equities and distressed debt. From 1999 to 2000, Mr. Saluck was an analyst at Highfields Capital Management, LLC, where he was responsible for special situations and risk arbitrage. Prior thereto, Mr. Saluck was an investment banker focused on mergers and acquisitions involving a variety of industries at Salomon Brothers Inc. Before becoming an investment banker, Mr. Saluck was a corporate and securities attorney, working at Cahill Gordon & Reindel LLP and then Tenzer Greenblatt LLP. As an attorney, Mr. Saluck worked with numerous companies assisting them in the execution of their financing and strategic plans. He received a Bachelor’s degree from the University of Pennsylvania, a Juris Doctor degree from the University School of Law and an MBA from the Wharton School of the University of Pennsylvania with a concentration in finance and accounting. Mr. Saluck provides our board with stockholder perspective and experience in public finance and investor relationships.

Lea Verny. Ms. Verny was first elected to the Company’s board of directors in April 2016 and served as board chair from July 2016 until August 2021. She has collaborated with London-based SP Angel Corporate Finance LLP on a variety of projects including private equity, corporate finance and advisory, and project finance, since 2008. Prior to that, Ms. Verny served as a private banker with Banque Pictet, Switzerland. From 2001 to 2007, Ms. Verny was a Director in Corporate Finance and Advisory of HSBC Bank plc in London and served as a Head of Investment Banking with HSBC Bank in Russia. From 1997 to 2001, Ms. Verny was a representative of the HSBC Investment Bank plc in Russia. From 1995 to 1997, Ms. Verny had established and served as a Director of the Russian European Center for Economic Policy, the European Commission's TACIS Program's funded organization that, through teams of Western experts, provided economic policy advice to Russian authorities. Since December 2016, Ms. Verny has served as a director for Zoltav Resources, Inc., a Russian-focused oil and gas exploration and production company. Ms. Verny holds a Bachelor's degree in Statistics and International Relations from the Hebrew University in Jerusalem as well as a Master in Business Administration Degree from INSEAD in France. Ms. Verny was originally selected as a nominee for election to our board, and was subsequently selected as a director nominee in each successive election thereafter through 2019, under the terms of the Davidovich Purchase Agreement with Mr. Davidovich, a significant stockholder, which granted to him the right to designate a majority of the nominees who stand for election to our board of directors, while he held a majority of the shares of our outstanding common stock. Ms. Verny's international banking experience makes her an important asset to our board and Audit Committee.
Committees of the Board of Directors and Meetings; Independence
Because David Davidovich held more than 50% of the voting power for the election of our directors until June 2020, the Company was a “controlled company” within the meaning of the Nasdaq Stock Market Rules, and therefore was exempt from a number of corporate governance rules applicable to non-controlled companies. However, as a result of additional issuances of shares of our common stock, Mr. Davidovich now holds less than a majority of our common stock, and, accordingly, we are no longer a “controlled company.” Instead, we are now subject to the same corporate governance rules of the Nasdaq Stock Market that apply to any other company that qualifies as a “smaller reporting company” under the rules of the SEC.
Our board of directors has affirmatively determined that Messrs. Barbarick and Saluck and Ms. Verny are “independent” within the meaning of The Nasdaq Stock Market Rules. Further, Messrs. Barbarick and Saluck and Ms. Verny are each independent under The NASDAQ Stock Market Rules and the Securities Exchange Act of 1934 (the “Exchange Act”) for purposes of serving on the Audit Committee and the Compensation Committee.
The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee is comprised entirely of directors who are “independent” as that concept is defined in the corporate governance listing requirements of the NASDAQ Stock Market Rules. Each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee has a written charter that is posted on our website, www.staterabiopharma.com, under the link “Investors” and the section therein entitled “Corporate Governance.”
Meeting Attendance. The board of directors has adopted a policy specifying that it is the responsibility of each director to attend all meetings of the board of directors and all meetings of the committees of the board of directors on which he or she serves. During the fiscal year ended December 31, 2020, there were 11 meetings of our board of directors. No director attended fewer than 75% of the total number of meetings of the board of directors or fewer than 75% of the total number of meetings of committees of the board of directors on which he or she served during fiscal year 2020.
The Company does not have a policy regarding director attendance at annual meetings of stockholders, however, all directors are encouraged to attend. None of our directors attended our 2020 Annual Meeting of Stockholders.
It is also the policy of the board of directors to hold executive sessions of non-employee directors at each regularly scheduled board of directors meeting and, if any of the non-employee directors are not independent, to hold executive sessions of the independent directors at least twice per year.
Audit Committee. Our Audit Committee met four times during fiscal year 2020. This committee currently has three members, Messrs. Saluck (Chair) and Barbarick and Ms. Verny.

The board of directors has determined that each of Mr. Barbarick and Mr. Saluck is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
The Audit Committee generally has direct responsibility and oversight for our accounting policies and internal controls, financial reporting practices and legal and regulatory compliance. More specifically, the Audit Committee is responsible for reviewing and discussing the annual audited financial statements and disclosures with management and our independent auditor; reviewing the financial statements and disclosures provided in our quarterly and periodic reports with management and the independent auditor; and overseeing the external audit coverage, including appointment and replacement of the independent auditor and pre-approval of all audit and non-audit services to be performed by the independent auditor.
Compensation Committee. Our Compensation Committee was recently reconstituted following the Company no longer qualifying as a “controlled company,” so it did not meet during fiscal year 2020. This committee currently has three members, Messrs. Saluck and Barbarick (Chair) and Ms. Verny.
The Compensation Committee determines and approves the compensation level of executive officers based on an evaluation of their performance in light of our goals and objectives. The Compensation Committee also considers our performance and relative stockholder return, the level and value of similar incentive awards prevalent in the industry and awards given to executive officers in past years. The Compensation Committee also has the authority to recommend to the board compensation for directors and the form of this compensation. The Compensation Committee makes recommendations to the full board of directors with respect to the adoption, amendment, termination, or replacement of both incentive compensation plans and equity-based plans. The Compensation Committee has the power to retain professionals to assist in the evaluation of director and executive compensation, and has the sole authority to retain and terminate any such professional and to approve the professional’s fees. The Compensation Committee may also establish subcommittees of entirely independent directors to evaluate special or unique matters.
During the fiscal year ended December 31, 2020, Old Cytocom, which was then a separate, independent privately held company, engaged Radford, an Aon plc company (“Radford”), a nationally recognized compensation consulting firm, to conduct market research and analysis on Old Cytocom’s various executive and employee positions, to establish a peer group for compensation benchmarking, to assist it with its equity award program, and to overall provide advice and ongoing recommendations regarding compensation decisions. Radford took direction from, and provided reports to Old Cytocom’s management, which individuals now comprise the majority of the Company’s current executive officers, including Michael K. Handley, the Company’s chief executive officer. Radford advised on the compensation payable to Mr. Handley, Ms. Markvicka and Mr. Aronstam under the employment agreements entered into between Old Cytocom and such individuals. As a result of our merger with Old Cytocom, we are now party to those employment agreements. Radford continues to advise the Company’s management on matters of executive compensation. The Company does not believe that the work of Radford has raised any conflict of interest.
For a discussion concerning the processes and procedures for determining executive and director compensation, see “Narrative Disclosure to Summary Compensation Table” and “Executive Officer and Director Compensation.”
Nominating Process. Our Nominating and Corporate Governance Committee was recently reconstituted following the Company no longer qualifying as a “controlled company,” so it did not meet during fiscal year 2020. The Nominating and Corporate Governance Committee has three members, Messrs. Saluck and Barbarick and Ms. Verny (Chair).
The Nominating and Corporate Governance Committee generally has responsibility for identifying candidates who are eligible under the qualification standards set forth in our Corporate Governance Guidelines and recommending such eligible individuals to serve as members of the board of directors. It also makes recommendations to the board concerning the structure and membership of other board committees. The Nominating and Corporate Governance Committee is also charged with considering matters of corporate governance generally and reviewing and recommending to the board, periodically, our corporate governance principles.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.
If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Second Amended and Restated By-Laws, “—Nominating Procedures” below and “Proposals of Stockholders” at the end of this proxy statement.
Corporate Governance Guidelines
The board of directors has adopted Corporate Governance Guidelines, which it reviews from time to time, to assist the board in fulfilling its responsibility to exercise its business judgment in what it believes to be the best interests of our stockholders. The Corporate Governance Guidelines are posted on our website, www.staterabipharma.com, under the link “Investors” and the section therein titled “Corporate Governance.”
Code of Ethics for Senior Executives and Financial Officers, Code of Business Conduct and Ethics for Directors and Code of Conduct
The board of directors has adopted a Code of Ethics for Senior Executives and Financial Officers that is specifically applicable to executive officers and senior financial officers, including our principal executive officer and principal financial officer. Additionally, the board has adopted the Code of Business Conduct and Ethics for Directors that is specifically applicable to our directors. Both the Code of Ethics for Senior Executives and Financial Officers and the Code of Business Conduct and Ethics for Directors are posted on our website, www.staterabiopharma.com, under the link “Investors” and the section therein titled “Corporate Governance.” We have also adopted a Code of Conduct in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which we are subject. The Code of Conduct is applicable to all of our employees, officers and directors, and is posted on our website, www.staterabiopharma.com, under the link “Investors” and the section therein titled “Corporate Governance.”
Board Leadership Structure
Our Corporate Governance Guidelines describe our policies concerning, among other things, the role of the board of directors and management, proper board functions, independence, and committee matters. Our Corporate Governance Guidelines do not require, and we have not a policy requiring, that the position of Chairman of the Board and principal executive officer be held by separate persons. Instead, our board of directors has the authority to choose its Chair in any way it deems best for us at any given point in time. Currently, Michael Handley, the Chairman of our board of directors, also serves as the Company’s Chief Executive Officer and president. Our Vice Chairman, Randy Saluck, is independent under the rules of the Nasdaq Stock Exchange.
Having Mr. Handley serve as both Chairman of the board of directors and as our Chief Executive Officer allows Mr. Handley to contribute his experience and perspective regarding management and leadership of the Company to the full board of directors. As a result, we believe that we benefit from the integration of our corporate leadership while still retaining a board of directors comprised of a majority of independent directors that can function independently of our management. While our board believes that there is no single leadership structure that would be most effective in all circumstances and, therefore, retains the authority to modify our board’s structure to best address our circumstances as and when appropriate, at this time, our board of directors has determined that its leadership structure is appropriate and in the best interests of our stockholders.
Role of Our Board in Risk Oversight
The board of directors, as a whole and at the committee level, has overall responsibility for overseeing our risks, including general oversight of our executive officers’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our board in reviewing our strategic plan is an integral aspect of the board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.
The board of directors also oversees the management of risks relating to our executive compensation and manages risks associated with the independence of the board of directors and potential conflicts of interest. The Audit Committee oversees our risk policies and processes related to the quality and integrity of our accounting, auditing, and financial reporting practices, including our audited and unaudited financial statements and internal controls. The Audit Committee is also responsible for addressing risks arising from related party transactions.
Nominating Procedures
As described above, we have a standing Nominating and Corporate Governance Committee and its charter is posted on our website, www.staterabiopharma.com, under the link “Investors” and the section therein titled “Corporate Governance.”
The Nominating and Corporate Governance Committee considers many factors when considering candidates for the board of directors and strives for the board to be comprised of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization, and who represent the balanced interest of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant scientific and technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting and the extent to which the candidate would fill a present need on the board of directors. Depending upon the current needs of the board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee believes that it is essential that our board members represent diverse viewpoints, with a broad array of experiences, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the board to best fulfill its responsibilities to the long-term interests of our stockholders.
In considering candidates for the board of directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee or stockholder-recommended nominee. However, the Nominating and Corporate Governance Committee does believe that all members of the board of directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to board matters, and no conflict of interest that would interfere with their performance as a director. In the case of current directors being considered for renomination, the Nominating and Corporate Governance Committee will also take into account the director’s history of attendance at meetings of the board of directors or its committees, the director’s tenure as a member of the board, and the director’s preparation for and participation in such meetings.
The Nominating and Corporate Governance Committee considers candidates for the board of directors from any reasonable source, including stockholder recommendations. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the proposal. The Nominating and Corporate Governance Committee has the authority under its charter to hire consultants or search firms to assist in the process of identifying and evaluating candidates. Candidates are recommended to the board of directors after consultation with the Chairman of the Board.
Stockholders who wish to suggest qualified candidates should write to the Office of the Corporate Secretary, Statera Biopharma, Inc., 2537 Research Boulevard, Suite 201, Fort Collins, Colorado 80526, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating and Corporate Governance Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders must comply with our Second Amended and Restated By-Laws regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained herein.

Stockholder Communications to the Board
Generally, stockholders who have questions or concerns should contact our Investor Relations firm. However, any stockholder who wishes to address questions regarding our business directly to the board of directors, or any individual director, should direct his or her questions in writing to Statera Biopharma, Inc. Board of Directors, c/o Office of the Corporate Secretary, 2537 Research Boulevard, Suite 201, Fort Collins, Colorado 80526. The Office of the Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the board may change the process or means by which stockholders may communicate with the board or its members. Please refer to our website, www.staterabiopharma.com, for any changes in this process.
Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as:
•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;
•	surveys; and
•	solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.
Executive Officers
The following table sets forth certain information regarding our executive officers. The board of directors elects officers annually and such executive officers serve at the discretion of the board. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Michael K. Handley	50	President and Chief Executive Officer
Peter Aronstam, Ph.D.	69	Chief Financial Officer
Taunia Markvicka, PharmD., M.B.A.	53	Chief Operating Officer
Clifford A. Selsky, M.D., Ph.D.	73	Chief Medical Officer
Cozette McAvoy, J.D., M.S.	42	Chief Legal Officer
Robert W. Buckheit, Jr., Ph.D.	61	Chief Technology Officer
Andre Gudkov, Ph.D., D. Sci.	64	Global Head of Research & Development
Michael K. Handley, Chief Executive Officer. See “Management and Corporate Governance – The Board of Directors” above.
Peter Aronstam, Ph.D., Chief Financial Officer. Dr. Aronstam became our Chief Financial Officer upon the closing of the Merger on July 27, 2021. He also services as Chief Financial Officer of Old Cytocom, a position he has held since its inception in 2013, and serves as a director of Old Cytocom, a position he has held since October 2020. From 2001 to 2006, Mr. Aronstam was the Chief Financial Officer of Airspan Networks, Inc., a Nasdaq-listed company in Boca Raton, Florida. He served as the CFO of private company Mainstream Holdings, LLC in West Palm Beach, Florida from 2007 to 2008, and private company The Neptune Society in Plantation, Florida from 2008 to 2009. Since 2010, Mr. Aronstam has been a partner of B2B CFO Partners, LLC, doing business as B2B CFO©. The firm provides CFO services to its clients on a part time basis. From 2012 to November 2020, Mr. Aronstam served as Chief Financial Officer of Immune Therapeutics, Inc. Mr. Aronstam earned Bachelor of Commerce, Bachelor of Law and Ph.D degrees from the University of the Witwatersrand in South Africa.
Taunia Markvicka, PharmD, M.B.A., Chief Operating Officer. See “Management and Corporate Governance – The Board of Directors” above.
Clifford A. Selsky, M.D., Ph.D., Chief Medical Officer. Dr. Selsky became Chief Medical Officer upon the closing of the Merger on July 27, 2021. Dr. Selsky also serves as Chief Medical Officer for Old Cytocom, a position he has held since June 2020. Dr. Selsky is board certified in Pediatrics, Pediatric hematology and oncology and Palliative medicine and is currently a pediatrician at Family First Pediatrics, which he established in 2013. Dr. Selsky has also served on the board of directors of Immune Therapeutics Inc. since February 2016. He is the founder of the Children’s

Center for Cancer and Blood Disease at Florida Hospital cancer institute and has served as principal investigator for both the Pediatric Oncology Group at Florida Hospital Cancer Institute and the Children’s Oncology group at Florida Hospital. He was department chair for Pediatrics at Florida Hospital for Children for seven years. Dr. Selsky was elected president of the Orange County Medical Society in 2016 and has received numerous awards including the Florida Hospital Medical Staff recognition Award for Excellence 2008 and being named Top Doctor by Orlando Magazine on nine separate occasions. Dr. Selsky has numerous publications in peer reviewed journals relating to DNA repair and clinical conditions such as angiocentric lymphoma and chemotherapy related neurological disorders. Additionally, he has served on numerous committees including the Florida Hospital Cancer Center Medical Advisory committee, Florida Hospital Ethics committee, Florida Hospital Quality Assurance committee and Florida Hospital Pharmacy and Therapeutics committee. Dr. Selsky obtained his Ph.D. in microbiology and molecular genetics at the University of Miami School of Medicine and completed a pediatric hematology and oncology fellowship at Yale University School of Medicine.
Cozette M. McAvoy, JD, M.S., Chief Legal Officer. Ms. McAvoy became our Chief Legal Officer upon the closing of the Merger on July 27, 2021. Ms. McAvoy also serves as Chief Legal Officer for Old Cytocom, a position she has held since 2020. Beginning in the spring of 2021, Ms. McAvoy has also been serving as chief legal officer of Sparta Healthcare Acquisition Corp., a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the healthcare industry. Prior to holding this position, Ms. McAvoy served as Senior Vice President, Transactions and Head of Intellectual Property at Amyris, Inc. (Nasdaq: AMRS), a synthetic biotechnology company from 2017 to 2020. Ms. McAvoy served as Vice President, Deputy General Counsel at G&W Pharmaceuticals, Inc., responsible for leading the company’s contracting and intellectual property functions and the integration and support of products and manufacturing facilities from 2015 to 2016. Ms. McAvoy received her Bachelor’s degree in biology from West Chester University, a Juris Doctor degree from University of Georgia and a Master’s degree in chemistry with a certification in Bio-Organic Principles of Pharmaceutical Science from Lehigh University.
Robert W. Buckheit, Jr., Ph.D., Chief Technology Officer. Dr. Buckheit became our Chief Technology Officer upon the closing of the Merger on July 27, 2021. Dr. Buckheit also serves as Chief Technology Officer for Old Cytocom, a position he has held since July 2020. Dr. Buckheit founded ImQuest Biosciences in 2004 and has served as its President and Chief Scientific Officer since its inception. Under Dr. Buckheit’s leadership, ImQuest BioSciences was named Small Company of the Year by the Maryland Biotechnology Council and the Frederick County Entrepreneur Council honored Dr. Buckheit as Entrepreneur of the Year for 2010. Dr. Buckheit’s experience with anti-infective evaluations has resulted in over 175 publications of peer-reviewed literature. Dr. Buckheit received a Bachelor of Science degree in biology from Lehigh University in 1982, a Ph.D. in microbiology and immunology from Duke University in 1986, and completed a postdoctoral fellowship in virology, cell and microbiology at The University of North Carolina at Chapel Hill in 1989.
Andrei Gudkov, Ph.D., D. Sci., Global Head of Research & Development. Dr. Gudkov became our Global Head of Research & Development upon the closing of the Merger on July 27, 2021. Prior to that, he served as our Chief Scientific Officer from our inception in June 2003, and served as a director from our inception in June 2003 until April 2016. From 2007 to 2019, Dr. Gudkov served as Senior Vice President of Basic Science at Roswell Park Comprehensive Cancer Center (Roswell Park) and since 2019 he has served as Senior Vice President of Research Technology and Innovation at Roswell Park. Since 2007, he has served as Chairman of the Department of Cell Stress Biology at Roswell Park. He also serves as a Director for Everon Biosciences, Inc., Oncotartis Inc., Incuron Inc., Panacela Labs, Inc., and Chief Science Officer of Genome Protection, Inc., an anti-aging drug development company jointly owned by the Company. From 2001 to 2007, he was Chairman of the Department of Molecular Biology at the Lerner Research Institute at the Cleveland Clinic and Professor of Biochemistry at Case Western Reserve University. Prior to this, he was a tenured faculty member in the Department of Molecular Genetics at the University of Illinois at Chicago, where his lab concentrated on the development of new functional gene discovery methodologies and the identification of new candidate cancer treatment targets. Before immigrating to the United States in 1990, Dr. Gudkov worked at The National Cancer Research Center in Moscow, where he led a broad research program focused on virology and cancer drug resistance. Dr. Gudkov holds a Ph.D. and D. Sci. Degree in Experimental Oncology from the Cancer Research Center (Moscow, Russia).

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2020 and 2019 to our (1) Chief Medical Officer, (2) Chief Science Officer, and (3) Vice President of Finance, who were our “named executive officers” in 2020 under applicable SEC rules.
Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Langdon L. Miller	2020	23,100	—	23,100
Chief Medical Officer	2019	73,725	—	77,625
Andrei Gudkov	2020	26,055	—	26,055
Chief Science Officer	2019	66,138	—	66,138
Christopher Zosh	2020	116,769	4,671(1)	121,440
Vice President of Finance* (principal executive officer and principal financial officer)	2019	92,463	11,031(2)	103,494
1.	Includes Company 401(k) matching contributions.
2.	Includes Company 401(k) matching contributions and quarterly bonus payments.
*
Following the resignation of the Company's former chief executive officer, which became effective as of December 13, 2019, Christopher Zosh was designated by the board of directors as interim Principal Executive Officer and Principal Financial Officer on December 13, 2019. On July 27, 2021, in connection with the closing of the Merger, he ceased serving as an executive officer of the Company.

Narrative Disclosure to Summary Compensation Table
Langdon L. Miller, MD
On August 10, 2020, the Company entered into a Consulting Agreement (the “Miller Consulting Agreement”) with Sound Clinical Solutions, SP, a consulting services provider of which Dr. Langdon Miller, the Company’s Chief Medical Officer, is sole proprietor. The Miller Consulting Agreement replaced Dr. Miller’s previous employment agreement, which expired in accordance with its terms in July 2020. Under the Miller Consulting Agreement, Dr. Miller was to continue to serve the Company as Chief Medical Officer as an independent contractor, and not an employee, for the term of six months, unless extended by mutual agreement of the Company and Dr. Miller, or earlier terminated. The Company agreed to pay Dr. Miller, through his consultancy, the rate of $350 per hour for his services, which was focused on clinical development responsibilities associated with the development of the Company’s principal drug candidate, entolimod, as a medical radiation countermeasure, and such other duties and responsibilities associated with his services as Chief Medical Officer. In addition, Dr. Miller was to be reimbursed for pre-approved travel expenses. Both Dr. Miller and the Company had the ability to terminate the Miller Consulting Agreement for convenience upon 14 days’ prior written notice. Upon termination, the Company was required to pay all fees owed to Dr. Miller for services rendered prior to the termination date, but the agreement did not provide for any severance or other post-termination payments. The Miller Consulting Agreement also contains customary confidentiality and inventions and proprietary information provisions. Dr. Miller resigned from his position effective July 27, 2021.
Andrei Gudkov, Ph.D., D. Sci.
On October 11, 2020, the Company entered into a Consulting Agreement (the “Gudkov Consulting Agreement”) with Dr. Andrei Gudkov, Ph.D., D. Sci., the Company’s Global Head of Research & Development. The Gudkov Consulting Agreement replaces Dr. Gudkov’s previous employment agreement, which expired in accordance with its terms in July 2020. Under the Gudkov Consulting Agreement, Dr. Gudkov will continue to serve the Company as Chief Scientific Officer as an independent contractor, and not an employee, for the term of six months, unless extended by mutual agreement of the Company and Dr. Gudkov, or earlier terminated. The Company has agreed to pay Dr. Gudkov, through his consultancy, the rate of $225 per hour for his services, which will be focused on clinical development responsibilities associated with the development of the Company’s principal drug candidate, entolimod, as a medical radiation countermeasure, and such other duties and responsibilities associated with his continued services as Chief Scientific Officer. In addition, Dr. Gudkov may be reimbursed for pre-approved travel expenses. Both Dr. Gudkov and the Company may terminate the Gudkov Consulting Agreement for convenience upon 14 days’ prior written notice. Upon termination, the Company will pay all fees owed to Dr. Gudkov for services rendered prior to the termination date, but he will not be entitled to any severance or other post-termination payments. The Gudkov Consulting Agreement also contains customary confidentiality and inventions and proprietary information provisions.
Christopher Zosh
On December 13, 2019, the Company appointed Christopher Zosh, who was serving in the capacity of Vice President of Finance, to serve as the Company’s interim principal executive officer, principal financial officer and principal accounting officer while the Company’s board of directors continues its search for a permanent Chief Executive Officer. Mr. Zosh succeeds Yakov Kogan, whose resignation as Chief Executive Officer became effective on December 13, 2019.
Mr. Zosh is currently an at-will employee of the Company, and as such, is eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive of officers or directors and that are generally available to all salaried employees of the Company. There were no immediate changes to Mr. Zosh’s compensation package in connection with his designation as principal executive officer, principal financial officer and principal accounting officer. His current base annual salary is $115,000. Mr. Zosh remains the Company’s Vice President of Finance, however, he is no longer an executive officer.
Other Compensatory Arrangements of Executive Officers
Michael K. Handley, President and Chief Executive Officer
In April 2020, Old Cytocom, now a wholly owned subsidiary of the Company, entered into an employment agreement with Mr. Handley, who currently serves as the Chief Executive Officer of Old Cytocom and the Company. That agreement was subsequently amended in August 2020 and September 2020 and again in October 2020. The agreement, as amended, provides for a three-year term and may be terminated either by Old Cytocom or Mr. Handley at any time. The employment agreement sets forth his initial annual base salary of $540,000, a sign-on bonus of $135,000 and a target annual bonus opportunity equal to 55% of base salary.
Mr. Handley’s employment agreement, as amended, provides for severance benefits upon a termination of his employment by Old Cytocom without “cause” or his resignation for “good reason,” subject to Mr. Handley’s execution of a general release of claims. The severance benefits include continuation of his base salary for twelve (12) months and twelve (12) months of COBRA premiums paid by Old Cytocom. In addition, if such termination without “cause” or for “good reason” occurs within the twelve (12) month period immediately following a “change in control,” Mr. Handley will also receive a payment equal to his target annual bonus for the calendar year in which the termination occurs, payable in a lump sum within 60 days of termination. As Chief Executive Officer of the Company, Mr. Handley will also be eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive officers or directors that are generally available to all salaried employees of the Company.
Taunia Markvicka, PharmD, M.B.A., Chief Operating Officer
In October 2020, Old Cytocom entered into an employment agreement with Dr. Markvicka, who currently serves as the Chief Operating Officer of Old Cytocom and the Company. That agreement was subsequently amended in March 2021. The agreement, as amended, provides for a three-year term and may be terminated either by Old Cytocom or Dr. Markvicka at any time. The employment agreement sets forth her initial annual base salary of $420,000, a sign-on bonus of $71,000 and a target annual bonus opportunity equal to 45% of base salary. Dr. Markvicka’s current annual base salary is $500,000.
Dr. Markvicka’s employment agreement, as amended, provides for severance benefits upon a termination of her employment by Old Cytocom without “cause” or her resignation for “good reason,” subject to Dr. Markvicka’s execution of a general release of claims. The severance benefits include continuation of her base salary for twelve (12) months and twelve (12) months of COBRA premiums paid by Old Cytocom. In addition, if such termination without “cause” or for “good reason” occurs within the twelve (12) month period immediately following a “change in control,” Dr. Markvicka will also receive a payment equal to her target annual bonus for the calendar year in which the termination occurs, payable in a lump sum within 60 days of termination. As Chief Operating Officer of the Company, Dr. Markvicka will also be eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive officers or directors that are generally available to all salaried employees of the Company.
Peter Aronstam, Ph.D., Chief Financial Officer
In April 2020, Old Cytocom entered into an employment agreement with Mr. Aronstam, who currently serves as Chief Financial Officer of Old Cytocom and the Company. That agreement was subsequently amended in September 2020, October 2020 and August 2021. The agreement, as amended, provides for a three-year term and may be terminated either by Old Cytocom or Mr. Aronstam at any time. The employment agreement, amended, sets his initial annual base salary of $400,000, provided for an initial sign-on bonus of $81,250 and a target annual bonus opportunity equal to 45% of base salary.
Mr. Aronstam’s employment agreement, as amended, provides for severance benefits upon a termination of his employment by Old Cytocom without “cause” or his resignation for “good reason,” subject to Mr. Aronstam’s execution of a general release of claims. The severance benefits include continuation of his base salary for twelve (12) months and twelve (12) months of COBRA premiums paid by Old Cytocom. In addition, if such termination without “cause” or for “good reason” occurs within the twelve (12) month period immediately following a “change in control,” Mr. Aronstam will also receive a payment equal to his target annual bonus for the calendar year in which the termination occurs, payable in a lump sum within 60 days of termination. As Chief Financial Officer of the Company, Mr. Aronstam will also be eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive officers or directors that are generally available to all salaried employees of the Company.
Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2020, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table. There were no stock option exercises by any of our named executive officers during the fiscal year ended December 31, 2020. There were no outstanding stock awards that were not then exercisable to the executive officers named in the Summary Compensation Table on the last day of the fiscal year ended December 31, 2020. All balances shown in the table below have been adjusted to account for the 1:20 reverse split of the Company’s common stock that was effected on January 28, 2015. All awards are fully vested.
	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Langdon L. Miller	10,000	3.00	5/4/2025
Andrei Gudkov	6,250	3.20	4/22/2025
	7,500	13.60	3/13/2024
	4,203	30.80	5/12/2023
	2,813	67.00	1/22/2022
	7,481	143.20	3/20/2021
Christopher Zosh	125	10.40	6/16/2024
	300	3.20	4/22/2025
Director Compensation
Of the directors on our board during fiscal 2020, Ms. Evdokimova and Mr. Fedyunin (together, the “Millhouse Directors”) are each employees of Millhouse LLC, an asset management company of which Mr. Davidovich, our largest stockholder, serves as the Chief Executive Officer. Ms. Evdokimova and Mr. Fedyunin were selected as director nominees under the terms of the Davidovich Purchase Agreement with Mr. Davidovich, which granted him the right to designate a majority of the nominees who stand for election to our board during the time he held a majority of our outstanding common stock. The Millhouse Directors are each paid employees of Millhouse LLC, and were employed by Millhouse LLC prior to the time of their original appointment or election to the board. The Millhouse Directors, along with Messrs. Andryuschechkin and Talyanskiy, did not receive compensation for board service from the Company; however the remaining two board members do receive compensation for board service. The following is a description of the cash compensation arrangements under which the other directors were compensated for board and committee services during the fiscal year ended December 31, 2020.
Position	Annual Fee	Compensated Directors
Board Member	$30,000	Ms. Verny, Mr. Saluck
Board Chair	5,000	Ms. Verny
Audit Committee Chair	5,000	Mr. Saluck
In addition to annual cash compensation listed above, the Company from time to time compensates members of the board of directors with special cash awards for distinguished service. In 2020, the board approved two such awards to members of the board, Ms. Verny was awarded $100,000 and Mr. Saluck was awarded $50,000.
In addition to annual cash compensation, the Company from time to time compensates members of the board of directors with equity in the form of options to purchase shares of our common stock. The Company did not grant stock options to any member of the board for services performed during the fiscal year ended December 31, 2020. Each of our directors is also reimbursed for reasonable out-of-pocket expenses incurred in attending our board or board committee meetings.
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2020 to each of our directors by the Company.
Name	Paid or earned in cash ($)	Total ($)
Randy S. Saluck, J.D., MBA(1)	85,000	85,000
Lea Verny(2)	135,000	135,000
Anna Evdokimova(2)	—	—
Ivan Fedyunin(2)	—	—
Ivan Persiyanov(2)	—	—
Alexander Andryuschechkin(2)	—	—
Daniil Talyanskiy(2)	—	—
1.	As of December 31, 2020, Mr. Saluck held 20,250 options that are all exercisable and fully vested.
2.	Mmes. Verny, Evdokimova and Messrs. Fedyunin, Andryushechkin and Talyanskiy held no stock options or other equity awards as of December 31, 2020.
Anti-Hedging Policy
Our directors, officers, employees and consultants are subject to certain anti-hedging restrictions, including a prohibition from engaging in transactions in straddles, collars or other similar risk reduction devices involving Statera Biopharma securities, except in limited cases where the Company’s prior approval is granted. Our directors, officers, employees and consultants are also prohibited from short sales of Statera Biopharma securities and using our securities to secure a margin or other loan, except in limited cases where the Company’s prior approval is granted.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020, regarding shares of common stock that may be issued under the Company’s equity compensation plans, including the Cleveland Biolabs, Inc. Equity Incentive Plan, adopted in 2018 (the “Equity Incentive Plan”). Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	76,064	27.35	515,493
Equity compensation plans not approved by security holders	—	—	—
Total	76,064	27.35	515,493
(1)	Consists of the Equity Plan.

REPORT OF AUDIT COMMITTEE
The board of directors maintains an Audit Committee comprised of three non-employee members of the board. After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, the board of directors has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Exchange Act, (2) all current members of the Audit Committee are “independent” as that concept is defined in The NASDAQ Stock Market Rules, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Saluck qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.
The Audit Committee’s role and responsibilities are set forth in its charter adopted by the board of directors, which is available on our website at www.staterabiopharma.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of our independent, registered public accounting firm. The members of the Audit Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves in a board-level oversight role in which it provides advice, counsel, and direction to management and the auditors based on the information it receives, on discussions with management and the auditors, and on the members of the Audit Committee’s experience in business, financial, and accounting matters. The Audit Committee has the authority to engage its own outside advisors, apart from counsel or advisors hired by management, as it determines appropriate, including experts in particular areas of accounting. Management is responsible for the reporting processes and preparation and presentation of financial statements and the implementation and maintenance of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles in the United States.
In fulfilling its responsibilities for the financial statements for fiscal year 2020, the Audit Committee took the following actions:
•
Reviewed and discussed each of the unaudited quarterly financial statements and the audited financial statements for the 2020 fiscal year with management and Meaden & Moore, Ltd., our independent registered public accounting firm during such fiscal year;

•
Discussed with Meaden & Moore, Ltd. the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received written disclosures and the letter from Meaden & Moore, Ltd. required by applicable requirements of the Public Company Accounting Oversight Board regarding Meaden & Moore, Ltd.’s communications with the Audit Committee regarding independence and discussed with Meaden & Moore, Ltd. the firm’s independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Meaden & Moore, Ltd., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
Members of the Audit Committee

Randy S. Saluck, J.D., MBA (Chairman) Lea Verny Steve Keith Barbarick

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Pursuant to our written Related Party Transaction Policy, the Audit Committee must provide written approval in advance for any transaction that could involve an actual, potential or perceived conflict of interest, including transactions where employees or directors have a substantial financial interest in any of our competitors, customers or suppliers, or where gifts or loans of value in excess of $200 are received in a year from our suppliers, customers or competitors. The policy also requires advance written approval for any transaction where an employee or director owns a substantial interest in an entity that has a prospective business relationship with, or is a competitor of, us. In determining whether to approve any transaction requiring review under the policy, the Audit Committee considers whether the terms of the transaction are fair and on the same basis as would apply for a non-related party; whether there are business reasons for the Company to enter into the transaction; whether the transaction would impair the independence of an independent director; and whether the transaction would present an improper conflict of interest for a director or executive of the Company. The following is a list of transactions with related persons reviewed and approved by the Audit Committee during the two fiscal years ended December 31, 2020. There were no transactions with related persons required to be reported that were not reviewed and approved by the Audit Committee that were entered into during the year ended December 31, 2020, except that the transactions involving Norma Investments Limited described below were approved by the full board of directors, with no participation by the interested directors.
Transactions and Relationships with Dr. Gudkov
Our Global Head of Research & Development, Dr. Andrei Gudkov, is the Senior Vice President of Basic Science and the Chairman of the Department of Cell Stress Biology at Roswell Park Cancer Institute (“RPCI”). We subcontract Dr. Gudkov’s laboratory at RPCI from Health Research Inc. to perform certain research and development studies for us, and also purchase certain core products and services from RPCI, including mice, the housing and storage of mice, irradiator services, DNA sequencing and blood analysis. RPCI also serves as one of our clinical sites. For the aforementioned services, we paid Health Research Inc. approximately $0.00 million and $0.06 million in 2020 and 2019, respectively.
Dr. Gudkov is also an uncompensated member of the board of directors for Incuron, LLC (“Incuron”). Pursuant to master service and development agreements we have with Incuron, the Company performs various research, business development, clinical advisory, and management services for Incuron. We recognized revenue of $0.05 million and $0.4 million from Incuron for the years ended December 31, 2020, and 2019, respectively. In addition, we also recognized $0 and $2,268 from Incuron for sublease and other income for the years ended December 31, 2020, and 2019, respectively.
Transactions and Relationships with GPI and Norma Investments
As previously disclosed, in the third quarter of 2018, the Company entered into a series of related transactions under which the Company and Everon Biosciences, Inc. (“Everon”) licensed and assigned certain intellectual property to Genome Protection, Inc. (“GPI”), a corporation formed by the Company for the purpose of creating a joint venture with Everon. GPI, which is currently 50% owned by the Company and 50% owned by Everon, is undertaking a research and development program aimed at clinical testing of entolimod and GP532 (a variant of our entolimod drug candidate) and the development of medications with anti-aging and other indications associated with genome damage. On August 10, 2018, GPI, Norma Investments Limited, a British Virgin Islands company (“Norma”), the Company and Everon entered into that certain Simple Agreement for Future Equity (the “SAFE”). Norma is controlled by investor Roman Abramovich, who also controls Millhouse Capital, LLC, the employer of three members of the Company’s board of directors at the time the transaction was approved, Anna Evdokimova, Ivan Fedyunin and Ivan Persiyanov, and of which the Company’s then-controlling stockholder is chief executive officer. Ms. Evdokimova and Messrs. Fedyunin and Persiyanov did not participate in the deliberations or vote to approve the Company’s entry into the SAFE.
Under the SAFE, GPI granted Norma the right to purchase shares of GPI’s capital stock in exchange for the payment of up to $30,000,000, of which $10,500,000 was paid shortly after the execution of the SAFE and the remainder may be paid, if at all, in tranches over time. The SAFE also provides that, upon the closing of a transaction in which GPI raises $3,000,000 or more in equity capital from a third party, Norma has the right to require GPI to issue to it the number of shares obtained by dividing the purchase price paid for the SAFE through such date by 50% of the price per share of the equity securities sold to the third party. If GPI experiences a change of control event or completes a firm commitment initial public offering of securities registered under the Securities Act of 1933, as amended, then GPI will, at Norma’s option, either (i) pay to Norma an amount equal to the purchase price paid by Norma through such date under the SAFE plus interest accrued at a rate of 6.33% per year or (ii) issue to Norma shares of its common stock in the number obtained by dividing the purchase price paid by Norma through such date under the SAFE by 50% of the price per share of GPI’s common stock based on GPI’s valuation immediately preceding the consummation of either the change-of-control event or initial public offering. If GPI is dissolved, terminates its operations, makes a general assignment for the benefit of its creditors or liquidates or winds up its affairs, then GPI must pay Norma an amount equal to the purchase price paid by Norma through such date under the SAFE, prior to any distributions being made to any holders of GPI’s capital stock, including the Company. The term of the SAFE is perpetual, terminating only upon the full repayment or conversion of the purchase price paid by Norma to GPI in connection with the events described above.
Under the SAFE, the parties agree that GPI’s board of directors (the “GPI Board”) will consist of four members, two of whom will be selected by Norma, one of whom will be selected by the Company and one of whom will be selected by Everon. The SAFE also provides that the parties agreed that a quorum of the GPI Board will require that at least one of the directors selected by Norma be present. Additionally, the SAFE sets forth a number of actions that GPI will be prohibited from taking without the unanimous consent of all of the members of the GPI Board, including, among other things, effecting a change of control transaction, terminating its operations, dissolving or liquidating, amending its organizational documents, transferring or licensing its intellectual property or issuing any shares of capital stock. The SAFE sets forth other matters that must be approved by a majority of the members of the GPI Board, including the incurrence of indebtedness exceeding $100,000, granting a lien or other encumbrance on GPI’s assets, entering into a related party transaction and hiring, terminating or setting the compensation of executive officers. The Company and Everon have each guaranteed, to the extent of their powers as stockholders of GPI, the due and punctual performance by GPI of all of its obligations under the SAFE, and have also agreed to indemnify, on a joint and several basis, Norma for any losses arising out of any misrepresentation or any material breach of the SAFE, up to the amount of the purchase price paid by Norma under the SAFE.
In connection with the execution of the SAFE, the Company, Everon, GPI and Norma entered into that certain Director Designation Agreement, dated as of August 10, 2018 (the “Director Designation Agreement”), pursuant to which the parties made certain commitments as to voting and transfer of their shares of GPI and GPI’s governance. Under the terms of the Director Designation Agreement, the parties agreed that the GPI Board will consist of four members, two of whom will be selected by Norma, one of whom will be selected by the Company and one of whom will be selected by Everon. Each party to the Director Designation Agreement also commits to (i) vote its GPI capital stock for the selected designees of the other parties, (ii) cause the director(s) appointed by it to nominate for election the selected designees of the other parties, (iii) vote its GPI capital stock for the removal of a member of the GPI Board if the party that originally selected such person so requests and (iv) to cause the director(s) appointed by it to vote to fill any vacancy created by the death, resignation or removal of a party’s designee director with the replacement designee selected by such party.
Similar to the SAFE, the Director Designation Agreement sets forth a number of actions that GPI will be prohibited from taking without the unanimous consent of all of the members of the GPI Board, including, among other things, effecting a change of control transaction, terminating its operations, dissolving or liquidating, amending its organizational documents, transferring or licensing its intellectual property or issuing any shares of capital stock. The Director Designation Agreement sets forth other matters that must be approved by a majority of the members of the GPI Board, including the incurrence of indebtedness exceeding $100,000, granting a lien or other encumbrance on GPI’s assets, entering into a related party transaction and hiring, terminating or setting the compensation of executive officers.
The Director Designation Agreement also contains a right of first refusal in favor of Norma under which if either the Company or Everon desires to sell its shares in GPI to a third party, it must first give notice to Norma, which then has the right to purchase some or all of such shares on the same terms and conditions as the selling stockholder had proposed to sell the shares to a third party. If Norma does not elect to purchase all of the shares that either the Company or Everon proposed to sell, then the Company or Everon, respectively, may sell such shares to the third party. Norma is not, however, required to first offer any shares of GPI it proposes to sell to the Company or Everon before selling such shares to a third party.

The Company recognized $0 and $7,909 in sublease and other income from GPI for the year ended December 31, 2020 and 2019, respectively.
Parent of Smaller Reporting Company
We have no parent company.

ELECTION OF DIRECTORS

(Proposal 1)
Our board of directors currently consists of five directors. Michael K. Handley, Steve Keith Barbarick, Taunia Markvicka, Randy S. Saluck and Lea Verny are currently on our board and are nominees in the current election.
If elected, the five nominees for election as directors at our 2021Annual Meeting of Stockholders will serve for one-year terms expiring at our 2022 Annual Meeting of Stockholders. The board recommends that the stockholders vote in favor of the election of the nominees named in this proxy statement to serve as our directors. See “Management and Corporate Governance—The Board of Directors” above. Proxies solicited by the Company for the election of directors cannot be voted for a greater number of persons than the number of nominees named in the proxy.
In accordance with NASDAQ Stock Market Rule 5605(b)(1), and the standard of independence defined in NASDAQ Stock Market Rule 5605(a)(2), “independent directors” will comprise a majority of our board of directors. Additionally, Steve Keith Barbarick, Randy S. Saluck and Lea Verny are independent for purposes of serving on the Audit Committee.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted “FOR” the election as directors of Michael K. Handley, Steve Keith Barbarick, Taunia Markvicka, Randy S. Saluck and Lea Verny. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
A plurality of the shares voted “FOR” each nominee at the meeting is required to elect each nominee as a director.
The Board of Directors recommends the election of Michael K. Handley, Steve Keith Barbarick, Taunia Markvicka, Randy S. Saluck and Lea Verny as directors.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)
The Audit Committee has appointed Turner, Stone & Company, LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021. The board of directors proposes that the stockholders ratify this appointment. Meaden & Moore, Ltd. audited our financial statements for the fiscal year ended December 31, 2020. Representatives of Turner, Stone & Company, LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In the event the stockholders do not ratify the appointment of Turner, Stone & Company, LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.
The affirmative vote of a majority of the shares cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm. Proxies solicited by the board of directors will be voted in favor of such proposal unless a stockholder indicates otherwise on the proxy.
The Board of Directors recommends a vote “FOR” the ratification of our selection of Turner, Stone & Company, LLP as our independent registered public accounting firm.
Principal Accountant Fees and Services
Meaden & Moore, Ltd. acted as the principal auditor for us and also provided certain audit-related services during the fiscal years ended December 31, 2020 and 2019. We entered into an engagement agreement with Meaden & Moore, Ltd. that set forth the terms by which Meaden & Moore, Ltd. performed audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.
The Audit Committee pre-approves all services provided by Meaden & Moore, Ltd. or Turner, Stone & Company, LLP to us. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The fees for the services provided by Meaden & Moore, Ltd. to us during the years ended December 31, 2020 and 2019 are set forth below.
On September 28, 2021, the Audit Committee approved the engagement of Turner, Stone & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and dismissed Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm.
The reports of Meaden & Moore, Ltd. on the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2020 and 2019 and the subsequent interim period through September 24, 2021: (i) the Company had no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Meaden & Moore, Ltd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Meaden & Moore, Ltd.’s satisfaction, would have caused Meaden & Moore, Ltd.to make reference thereto in its reports on the Company’s financial statements for such years, and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than with respect to the Company’s previously reported determination that as of December 31, 2019, the Company’s internal control over financial reporting was not effective.
During the years ended December 31, 2020 and 2019 and the subsequent interim period through September 24, 2021, neither the Company, nor anyone acting on the Company’s behalf, consulted Turner, Stone & Company, LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Turner, Stone & Company, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees
Audit Fees were $133,300 for the year ended December 31, 2020 and were $115,900 for the year ended December 31, 2019. Audit Fees consisted of work performed in the audit of financial statements and work performed in connection with quarterly financial statement reviews, statutory audits, consultation regarding financial accounting and/or reporting standards, filings with the SEC and comfort letters.
Audit-Related Fees
There were no amounts billed by Meaden & Moore, Ltd. for Audit-Related Fees during the years ended December 31, 2020 and December 31, 2019.
Tax Fees
There were no amounts billed by Meaden & Moore, Ltd. for Tax Fees during the years ended December 31, 2020 and December 31, 2019.
All Other Fees
There were no amounts billed by Meaden & Moore, Ltd. for Other Fees during the years ended December 31, 2020 and December 31, 2019.

APPROVAL OF AN AMENDMENT TO THE COMPANY’S EQUITY INCENTIVE PLAN

(Proposal 3)
The Company previously adopted and our stockholders previously approved the Cleveland BioLabs, Inc. Equity Incentive Plan, effective March 8, 2018 (the “2018 Plan”). At the 2021 Annual Meeting, our stockholders will be requested to approve an amendment to the 2018 Plan (the “2021 Amendment”). Among its modifications, the 2021 Amendment, a copy of which is attached as Annex A hereto increases the number of shares of Common Stock authorized to be issued by 3,000,000 shares, removes the limit on the maximum number of shares covered by an award that may be issued in any calendar year, and makes certain modifications to reflect the Company’s name change. As of the Record Date, we had approximately 536,089 shares available for grant of future awards under the 2018 Plan.
The board of directors recommends approval of the 2021 Amendment to permit the Company to continue to grant equity compensation under the 2018 Plan as it believes that this proposed increase in shares is in the best interests of the Company and the stockholders. In the event this proposal is not approved by our stockholders, and as a consequence we are unable to continue to grant equity awards at competitive levels, the board of directors believes that it will negatively affect our ability to meet our need for highly qualified personnel and our ability to manage future growth.
KEY CHANGES REFLECTED IN 2021 PLAN AMENDMENT
On March 8, 2018, the board of directors unanimously adopted the 2018 Plan, subject to approval by the stockholders, primarily for the purpose of replacing our predecessor plan.
The Company’s philosophy on employee compensation is to provide employees and management with equity participation linked to long-term stock price performance, while at the same time remaining sensitive to the potential impact on our other stockholders. We believe that offering broad-based equity compensation helps to attract and retain employees, motivates participants to achieve long-term Company goals, and further aligns participants’ interests with those of the Company’s other stockholders. Employees with a stake in the future success of our business are motivated to achieve long-term growth and thus maximize stockholder value.
A key purpose of this proposal is to provide sufficient reserves of shares, based on our current business plans, to ensure the Company’s ability to continue to provide new hires, employees and management with an equity stake in the Company. The 2021 Amendment updates the 2018 Plan to reflect the Company’s recent name change.
The description of the changes set forth above is just a summary. Likewise, the description below of other material terms of the 2018 Plan is also just a summary. These summaries are subject to the specific provisions in the full text of the 2021 Amendment, which is attached as Annex A to this Proxy Statement, and the 2018 Plan.
MATERIAL FEATURES OF THE 2018 PLAN
The purpose of the 2018 Plan is to enable the Company to grant equity or cash awards to eligible officers, employees, directors and consultants at levels we believe will motivate superior performance, help us attract and retain outstanding personnel, motivate participants to achieve long-term Company goals, and further align participants’ interests with those of the Company’s other stockholders. Below is a summary of the key elements of the 2018 Plan.
Administration
The 2018 Plan is administered by the Compensation Committee or another committee appointed by the board (generally referred to as the “Compensation Committee” in this proposal) consisting of three or more members of the board all of whom are intended to be “non-employee directors” as defined by Section 16 of the Exchange Act.
Stock Subject to the 2018 Plan
As described above, if this proposal is approved by the stockholders, an additional 3,000,000 shares of Common Stock would be available for delivery upon exercise of equity awards under the 2018 Plan. Together with the 536,089 shares reserved and available for issuance under the 2018 Plan as of the Record Date, which number of shares may decrease in the event of issuances after the Record Date, this would leave a total of 3,536,089 shares available for issuance. If this proposal is approved by the stockholders, additional shares of Common Stock equaling 4% of the aggregate number of shares of the Company’s common stock then outstanding will be made available for delivery upon exercise of equity awards under the 2018 Plan on each future January 1, beginning with January 1, 2022. The shares of Common Stock that may be delivered under the 2018 Plan consist of authorized and unissued shares. As described more fully in the 2018 Plan, if an award (including awards granted under the 2018 Plan or its predecessor plan) expires or terminates or is forfeited or if any option terminates, expires or lapses without being exercised, the number of shares previously subject to such award will again be available for future grant. In addition, if any person exercises a stock option under the 2018 Plan by paying the exercise price with shares of Common Stock which such person already owns, only the number of shares in excess of the shares so paid by such person will count against the total number of shares that may be delivered under the 2018 Plan. Likewise, awards made pursuant to an assumed or substituted award as part of an acquisition will not be counted against the share reserve.
Eligibility
The Compensation Committee may grant awards under the 2018 Plan to our officers, employees, directors (including non-employee directors) and consultants. A total of approximately 30 individuals are eligible to be designated as participants under the 2018 Plan. As of October 6, 2021, options to purchase 45,468 shares of our common stock were issued and outstanding with a weighted average exercise price of $14.28 and an average remaining term of 2.75 years.
Types of Awards
The 2018 Plan allows us to grant the following types of awards:
•	incentive stock options;
•	nonqualified stock options;
•	stock appreciation rights or “SARs”;
•	stock awards;
•	restricted stock;
•	performance awards; and
•	substitute awards.
Stock Options. A stock option is the right to purchase a specified number of shares of our Common Stock in the future at a specified exercise price and subject to other terms and conditions specified in the option agreement and the 2018 Plan. Stock options granted under the 2018 Plan will be either “incentive stock options,” which are intended to receive special tax treatment under the Code (as defined below), or options other than incentive stock options (referred to as “non-qualified options”), as determined by the Compensation Committee and stated in the applicable option agreement. The number of shares covered by each option will be determined by the Compensation Committee, which will be set forth in the award agreement. The per-share exercise price of a stock option must not be less than the fair market value of the Company’s Common Stock on the date of grant of the option (or 110% of the fair market value for incentive stock options granted to stockholders who own greater than 10% of our voting stock). Each option may be subject to limitations or conditions on its exercise as the Compensation Committee may determine. Unless otherwise provided in the option agreement, each option may be exercised in cash or by “cashless exercise.” Each option granted under the 2018 Plan will generally expire on or before ten years following the date such option was granted (or five years for incentive stock options granted to stockholders who own greater than 10% of our voting stock). No incentive stock option may be granted to an optionee, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value in excess of $100,000. In the event an optionee is awarded $100,000 in incentive stock options in any calendar year, any incentive stock options in excess of $100,000 granted during the same year will be treated as non-qualified stock options. Non-qualified stock options are generally transferable to family members by gift or by will or the laws of descent and distribution. The 2018 Plan prohibits the repricing of stock options. For this purpose, “repricing” means (1) lowering of the exercise price of a stock option after it is granted, (2) cancelling a stock option and re-granting a stock option with a lower exercise price than the original exercise price of the cancelled stock option, and (3) any other action, whether by amendment, cancellation or the making of a replacement grant, that has the effect of repricing a stock option.
Stock Appreciation Rights or SARs. All SARs must be granted on a stand-alone basis (i.e., not in conjunction with stock options granted under the 2018 Plan). SARs are subject to the terms and conditions set by the Compensation Committee. A SAR granted under the 2018 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of the Common Stock over a specified price, known as the strike price, fixed by the Compensation Committee, which will not be less than 100% of the fair market value of the Common Stock on the grant date of the SAR. Payment may be made in cash, shares of the Common Stock, or in any combination of the two, as determined by the Compensation Committee.
Restricted Stock. Restricted stock is Common Stock that is forfeitable until the restrictions lapse. The Compensation Committee will determine the restrictions for each award and the purchase price in the case of restricted stock, if any. Restrictions on the restricted stock may include time-based restrictions or the achievement of specific performance goals. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock.
Performance Awards. The 2018 Plan includes performance awards. The Compensation Committee will determine the amounts and terms of all performance awards, including any applicable performance goals. In addition, the Compensation Committee may establish threshold, target and maximum performance award opportunities for each participant. Annual incentive awards may be paid in cash, shares of Common Stock, restricted stock, options, any other award under the 2018 Plan or other property.
Substitute Awards. Substitute awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of, or consultants to, such business that is, or whose stock is, acquired by us, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Compensation Committee determines.
Vesting
Unless otherwise provided in a particular award agreement, stock options, stock appreciation rights and restricted stock will vest over four years in annual increments of 25% of the total award amount.
Performance-Based Compensation
The Compensation Committee may grant stock-based or cash-based awards that are subject to the attainment of certain performance goals, which are described as performance awards above. The objective performance criteria for such awards (other than stock options and SARs) granted under the 2018 Plan are established by the Committee. In any calendar year, no participant may be granted awards for options, SARs, stock awards and performance awards payable in stock that exceed, in the aggregate, 400,000 underlying shares of Common Stock. No participant may be granted a performance award payable in cash for any calendar year, the maximum payout for which exceeds $1,000,000. No participant may be granted a performance award payable in cash for a performance period of more than one year, the maximum payout for which exceeds $2,500,000.
Effect of Certain Events on Awards
In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, the Compensation Committee shall make such substitution or adjustment as may be deemed equitable as to (a) the number and kind of securities to be delivered under the 2018 Plan, (b) the maximum number or amount of awards that may be granted in a fiscal year, (c) the number and kind of securities subject to outstanding awards, (d) the exercise price of any outstanding stock options or stock appreciation rights or (e) any other characteristics or terms of the awards as it may determine.
In the event of a change in control of the Company, outstanding stock options and stock appreciation rights shall be deemed to fully vest and become fully exercisable and any restrictions on outstanding restricted stock awards shall lapse. In addition, any repurchase rights of the Company as to outstanding awards may be terminated by the Compensation Committee upon a change in control.

For purposes of the 2018 Plan, a “change in control” generally occurs when (1) any corporation, person or group obtains Common Stock that represents 50% or more of the Company's voting power; (2) the majority of our board of directors changes, subject to certain exceptions, over a two-year period; (3) a corporate transaction or sale of all or substantially all of our assets, after which the Company no longer possesses a voting majority; or (4) the approval by the Company’s stockholders of a liquidation or dissolution of the Company.
Termination of Employment
With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to his or her death or disability, such participant’s stock options or SARs will vest and remain exercisable until one year after such termination (but not beyond the original term of the option), and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service by the participant without cause, such participant’s vested stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until three months after such termination (but not beyond the original term of the option) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment due to retirement, such participant’s stock options or SARs, to the extent vested, will remain exercisable during the three month period following such termination (but not beyond the original term of the option), and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s voluntary termination of employment or service (and not due to such participant’s death, disability or retirement), such participant’s stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 30 days after such termination (but not beyond the original term of the option) and thereafter will be cancelled and forfeited to us. In the event of a participant’s termination of employment or service for cause, such participant’s outstanding stock options or SARs will immediately be cancelled and forfeited to us.
The vesting and/or forfeiture of any other type of award in connection with a termination of employment or service will be as provided for in the applicable award agreement.
Amendment and Termination
Our board of directors may amend, alter, suspend or terminate the 2018 Plan provided that no such amendment or termination of the 2018 Plan or amendment of outstanding awards may materially impair the previously accrued rights of any recipient of an option under the 2018 Plan without his or her written consent. However, the board of directors will be required to obtain approval of the stockholders of any amendment of the 2018 Plan that is required approval by law, rule or regulation.
The 2018 Plan will terminate on March 7, 2028, unless the 2018 Plan is terminated earlier by our board of directors or due to delivery of all shares of Common Stock available under the 2018 Plan; however, any options outstanding when the 2018 Plan terminates will remain outstanding until such options terminate or expire.
Certain Federal Income Tax Consequences
The following is a brief summary of certain significant United States Federal income tax consequences, under the U.S. Internal Revenue Code, as in effect on the date of this summary (the “Code”), applicable to the Company and participants in connection with awards under the 2018 Plan. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign tax consequences, or the effect of gift, estate or inheritance taxes.
Options. The grant of stock options under the 2018 Plan will not result in taxable income to the recipient of the option or an income tax deduction for us. However, the transfer of Common Stock to an option holder upon exercise of his or her options may or may not give rise to taxable income to the option holder and tax deductions for us, depending upon whether the options are “incentive stock options” or non-qualified options.
The exercise of a non-qualified option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for us in the amount by which the fair market value of the shares of Common Stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.
In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for us if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.
Stock Appreciation Rights. The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for us. Upon exercise of an SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any Common Stock received are taxable to the participant as ordinary income and such amount will be deductible by the Company.
Restricted Stock. Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient's tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient's holding period will commence on the date on which the restrictions lapse.
As indicated above, a participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of Common Stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.
Other Awards. The granting of a performance award (whether payable in shares or cash) or a stock-based award generally should not result in the recognition of taxable income by the recipient or a tax deduction by us. The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of Common Stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards described above. If the award consists of unrestricted shares of Common Stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Section 280G of the Code. Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2018 Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment. However, the 2018 Plan provides for an automatic reduction of a participant’s awards under the 2018 Plan to the extent that an award would result in any excess parachute payment that would trigger such an excise tax, unless the participant is party to a written agreement with the Company that provides for other treatment with respect to such excess parachute payments.
New Plan Benefits
Under the terms of the 2018 Plan, the number of awards to be granted is within the discretion of the Compensation Committee.
Vote Required
The affirmative vote of a majority of the shares cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm. Proxies solicited by the board of directors will be voted in favor of such proposal unless a stockholder indicates otherwise on the proxy.
Our Board of Directors recommends that you vote “FOR” this Proposal No. 3 to approve the amendment to the Company’s equity incentive plan to increase the number of shares of common stock that we will have authority to grant under the plan by 3,000,000 shares and to remove the limit on the maximum number of shares covered by an award that may be issued in any calendar year.

OTHER MATTERS
The board of directors knows of no other business other than those matters referred to in this proxy statement that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
PROPOSALS OF STOCKHOLDERS
To be considered for inclusion in the proxy statement relating to our 2022 Annual Meeting of Stockholders, if the date of the 2022 annual meeting of stockholders is held on or about the anniversary date of the Annual Meeting, we must receive stockholder proposals (other than for director nominations) no later than June 10, 2022. To be considered for inclusion in the proxy statement relating to our 2022 Annual Meeting of Stockholders, if the date of the 2022 annual meeting of stockholders is held on or about the anniversary date of the Annual Meeting, we must receive a stockholder director nomination no earlier than July 12, 2022 and no later than August 11, 2022. In accordance with our Second Amended and Restated By-Laws, to be considered for presentation at the 2021 Annual Meeting, if the date of the 2022 annual meeting of stockholders is held on or about the anniversary date of the Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than July 12, 2022, and no later than August 11, 2022. Proposals that are not received in a timely manner will not be voted on at the 2021 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Any such notice must include the information specified in our Second Amended and Restated By-Laws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of our stock. All stockholder proposals should be marked for the attention of the Office of the Secretary, Statera Biopharma, Inc., 2537 Research Boulevard, Suite 201, Fort Collins, Colorado 80526.
If the date of the 2022 annual meeting is more than 30 days before or after the anniversary date of the 2021 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 10th day following the day on which notice of the date of the 2022 annual meeting is mailed or a public announcement of the date of the meeting is made by the Company, whichever occurs first.

Annex A
FIRST AMENDMENT
OF THE
CLEVELAND BIOLABS, INC.
EQUITY INCENTIVE PLAN
WHEREAS, Statera Biopharma, Inc. (the “Company”) previously adopted, and the stockholders of the Company have previously approved, the Cleveland Biolabs, Inc. Equity Incentive Plan (the “Plan”);
WHEREAS, as a result of a recent change to the Company’s name, the Board (as defined in the Plan) wishes to rename the Plan the Statera Biopharma, Inc. Equity Incentive Plan and redefine the term “Company” to mean Statera Biopharma, Inc.; and
WHEREAS, the Board deems it to be advisable to increase the number of shares that may be issued under the Plan thereunder by 3,000,000 shares and to remove the limit on the maximum number of shares covered by an award that may be issued in any calendar year, and the stockholders of the Company have approved such increase.
NOW, THEREFORE, the Plan shall be amended effective as of the date on which this amendment is approved by the Company’s stockholders as follows:
1.	The Plan is re-named the Statera Biopharma, Inc. Equity Incentive Plan.
2.	The first sentence of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:
“The Statera Biopharma, Inc. Equity Incentive Plan (the “Plan”) was established under the name Cleveland BioLabs, Inc. 2006 Equity Incentive Plan by Cleveland BioLabs, Inc., a Delaware corporation and was amended and restated effective April 29, 2008 (the “2008 Plan”) and again effective March 18, 2018. All references herein to the term Company shall be to Statera Biopharma, Inc.”
3.	The first sentence of Section 3 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:
“Subject to adjustment as provided in this Section 3, the number of shares of Stock reserved for delivery under the Plan shall be the sum of (a) 3,076,101 shares, plus (b) the number of shares available for grant under the 2008 Plan, as amended, immediately prior to the Effective Date, plus (c) the number of shares that become available under the 2008 Plan or the Plan, as amended, after the Effective Date pursuant to forfeiture, termination, lapse or satisfaction of an Award in cash or property other than shares, application as payment for an Award, or, except with respect to Restricted Stock, to satisfy withholding, plus (d) any shares required to satisfy Substitute Awards.”
4.	The first sentence of the third paragraph of Section 3 of the Plan shall be deleted in its entirety.
5.	Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.
IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was adopted by the Board and approved by the stockholders of the Company effective as of          , 2021.
STATERA BIOPHARMA, INC.

By:
Its:
A-1

SCAN TO
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**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/STAB2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**MOBILE VOTING**
On your smartphone/tablet, open the QR Reader and scan the above image. Once the voting site is displayed, enter the Control Number from the proxy card and vote these shares.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D61678-P62903

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**STATERA BIOPHARMA, INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect five directors to serve one-year terms expiring at the 2022 Annual Meeting; | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Michael K. Handley
02) Steve Barbarick
03) Taunia Markvicka
04) Randy S. Saluck
05) Lea Verny

**Statera Biopharma's board of directors unanimously recommends that Statera Biopharma stockholders vote "FOR" each of the director nominees and "FOR" Proposals 2 and 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D61679-P62903

**STATERA BIOPHARMA, INC.**
**Annual Meeting of Stockholders**
**November 9, 2021 10:00 AM**
**This proxy is solicited by the Board of Directors**

The undersigned stockholder(s) hereby appoint(s) Michael K. Handley, Peter Aronstam and Taunia Markvicka, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STATERA BIOPHARMA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on November 9, 2021, or at any adjournment or postponement thereof. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby revokes all previous proxies given to vote at the Annual Meeting of Stockholders to be held on November 9, 2021, or any adjournments or postponements thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**